UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2021

BYMAX CORP.

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(Exact name of Registrant as specified in its charter)

NV --------------------------------- (State or other jurisdiction of incorporation)	333-240750 ------------------------------- (Commission File Number)	98-1519197 ------------------------------------- (IRS Employer Identification No.)

North District Sunshine Home Unit 2, Floor 6, Ste. #201

Manzhouli City, Inner Mongolia, CN 021400

Tel.  (646) 9707560

Email: bymaxcorp@yandex.com

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Large accelerated filer [ ] Non-accelerated Filer [X] Smaller reporting company [X]

Emerging growth company [X]

Item 5. Corporate Governance & Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Board of Meetings resolutions, on November 16, 2021, Ms. Zhongqing Zhang appointed as a director of the Company.

Ms. Zhongqing Zhang, age 50, has served as CEO director Puartong International Consulting Co., Ltd. since September 2015. From March 2005 to August 2015, Ms. Zhang served as vice director at Amreo Service & Business Ltd. From January 1996 to February 2005, Ms. Zhang worked at Zhenno Quanchao Zhou Co., Ltd. as a consultant. Ms. Zhang received her bachelor’s degree of Economics from Heilongjiang University, Heilongjiang, China in 1989 and her master’s degree of Management from The University of Melbourne, Melbourne, Australia in 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYMAX CORP.

By:        /s/ Longjiang Li

Name:        Longjiang Li

Title:        President

Date: November 18, 2021